EXHIBIT 10.35

EXECUTION COPY

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES .REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR SUCH SECURITIES MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THIS NOTE AND SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE OR SUCH SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

CONVERTIBLE NOTE

Issuance Date:  February 4, 2008                                                                           Original Principal Amount: U.S. $300,000

FOR VALUE RECEIVED, Nyer Medical Group, Inc., a Florida corporation (the “Company”), hereby promises to pay to the order of Lucille Curry or registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), or acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate per annum equal to the Interest Rate (as defined below), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable and is fully paid, whether upon an Interest Date (as defined below), or the Maturity Date (as defined below), acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is being issued pursuant to the First Amended and Restated Agreement dated as of December 20, 2007 by and between parties, including the initial Holders of the Registered Notes (as defined below) and the Company (the “First Amended Agreement”).  Certain capitalized terms are defined in Section 28.

1.           PAYMENTS OF PRINCIPAL; MATURITY.  The Company shall pay to the Holder an amount equal to the Principal and any Interest owed and as yet unpaid on February 4, 2011 the “Maturity Date”, or earlier, as otherwise provided below.

2.           INTEREST; INTEREST RATE.

(a)           Interest on this Note shall commence accruing, at a rate per annum equal to the Interest Rate, on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the 15th day of each Calendar Month during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being March 15, 2008. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, only in cash (“Cash Interest”) for the period following the Issuance Date through its first anniversary.  Thereafter, Interest will be payable, at the option of the Holder, in cash or Common Stock (as defined below), in accordance with the Conversion Rate (as defined below), providing that the Holder designates any payment of Interest to be paid in the form of Common Stock through delivery of a Conversion Notice (as defined below), to be received by the Company no later than five (5) Trading Days before the applicable Interest Date.

(b)           From and after the occurrence of an Event of Default (as defined below), the Interest Rate shall be increased to fifteen percent (15%) per annum (or such lower maximum rate of interest permitted to be charged under applicable law). In the event that such Event of Default is subsequently timely cured, the adjustment referred to in the preceding sentence shall cease to be effective and the Interest Rate shall again be eight percent (8%) per annum as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

3.           CONVERSION OF NOTES.  All or any of this Note shall be convertible into shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  At any time or times on or after the first anniversary of the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)           Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)           “Conversion Amount” means the Interest or all or any of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)           “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $1.84 (appropriately adjusted for any stock split, stock dividend, stock combination, spin-off, split-up, reclassification, recapitalization, combination of shares or other similar transaction that proportionately decreases or increases the. Common Stock that occurs after the Issuance Date).

(c)           Mechanics of Conversion.

(i)           Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date on or after the first anniversary of the Issuance Date (a “Conversion Date”), the Holder shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company; on or before the next Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the transfer agent for the Common Stock (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in the Fast Automated Securities Transfer Program of DTC, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, as specified in the Conversion Notice or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the outstanding Principal that has come due under this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Trading  Days after receipt of this Note and at its own expense, deliver a new note in face amount equal to the outstanding Principal not converted. The Holder (or such Holder’s designee) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)           Company’s Failure to Timely Convert. If, within four (4) Trading Days after the Company’s receipt of the facsimile copy or other delivery of a Conversion Notice, the Company shall fail to issue and deliver a certificate to the Holder or its designee or credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy In”), then the Company shall, within three (3) Trading Days after receipt by the Company of the Holder’s written request and trade confirmations, in the Holder’s discretion, either (i)

pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock issuable pursuant to the Conversion Notice, times (B) the Closing Sale Price of the Common Stock on the Conversion Date (either (i) or (ii), a “Conversion Failure Cure”).

(iii)           Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Note issued to a Holder of even date herewith and the principal amount of the Note held by each such Holder, together with all other convertible notes issued by the Company on the Issuance Date with the same terms (collectively, the “Registered Notes”). The entries on the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the Holders of the Registered Notes shall treat each Holder whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. This Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of this Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges (as defined in Section 22(b)) converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)           Disputes.  In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 21.

4.           RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default. Each of the following events (if they occur and are continuing beyond an applicable cure periods) shall constitute an “Event of Default”:

(i)           the suspension from trading or failure of the Common Stock to be listed on the Principal Market or on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(ii)           the Company’s failure to cure a Conversion Failure by effecting a Conversion Failure Cure within three (3) Trading  Days after the Conversion Failure;

(iii)           at any time following the tenth (10th) consecutive Trading Day that the authorized number of shares is less than the number of shares of Common Stock that all of the holders of Registered Notes would be entitled to receive upon a conversion of one hundred and fifty percent (150%) of the full Principal and Interest of this Note;

(iv)           the Company’s failure to pay to the Holder any amount of Principal (including, without limitation, any redemption payment), Interest, Late Charges or other amounts within five (5) Trading  Days after the same is due under this Note or to timely perform any of its obligations under the Registration Rights Agreement, any and all employment agreements to which the Holder is a party or any other agreement entered in connection with the transactions contemplated or obligations assumed in regard to the First Amended Agreement to which the Holder is a party (collectively, the “Transaction Documents”);

(v)           any default under, redemption of prior to maturity or acceleration prior to maturity of any Indebtedness in excess of $100,000, in the aggregate, of the Company or any of its subsidiaries, except a voluntary pre-payment of (A) the promissory notes issued to the initial holders of the Registered Notes and assigned to Nyle International Corp., (B) the promissory note(s) issued to certain members of the Nyer family as payment for the redemption of their preferred stock of the Company or (C) the promissory note issued to D.A.W., Inc. (“D.A.W.”), of even date with this Note;

(vi)           the Company or any of its subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its subsidiaries in an involuntary case; provided that such order or decree must be a final order or decree if the Company contests the initial order or decree within thirty (30) days of its issuance, (B) appoints a Custodian of the Company or any of its subsidiaries, or (C) orders the liquidation of the Company or any of its subsidiaries;

(viii)          a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company or any of its subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix)           the Company breaches any material representation, warranty, covenant or other term or condition of this Note or any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive Trading  Days;

(x)           any breach or failure in any respect to comply with Section 14 of this Note;

(xi)           at any time after February 4, 2008, the Common Stock is unable to be transferred with DTC through the Deposit Withdrawal at Custodian system except when caused by circumstances beyond the reasonable control of the Company; or

(xii)           the Company fails to pay all Principal and Interest hereunder, as of the effective date of a Fundamental Transaction.

(b)           Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within two (2) Trading  Days after the day on which the Company is aware of the Event of Default deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may, require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate all or any of this Note the Holder is electing to redeem, and designate whether payment is to be made in the form of cash or Common Stock.  Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (y) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(c)           Waiver of Remedies.  Notwithstanding anything to the contrary above, the Required Holders may waive the enforcement of any of the actions or remedies available upon an Event of Default, on behalf of all of the holders of Registered Notes.  Any such waiver must be in writing and must be delivered to all of the holders of Registered Notes.

5.           ADJUSTMENTS.

(a)           Adjustment of Conversion Price upon Issuance of Common Stock. If at any time after December 7, 2007, the Company issues or sells, or in accordance with this Section 5(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities) by means of Options, Convertible Securities, or otherwise for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 5(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option (and, subject to Section 5(a)(iii), without taking into account any contingent downward adjustments in such option price per share) is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 5(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option (and, subject to Section 5(a)(iii), without taking into account any contingent downward adjustments in such option price per share). No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)           Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of

Common Stock is issuable upon, such conversion or exchange or exercise thereof (and, subject to Section 5(a)(iii), without taking into account any contingent downward adjustments in such conversion or exchange price per share) is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 5(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, or exchange or exercise of such Convertible Security (and, subject to Section 5(a)(iii), without taking into account any contingent downward adjustments in such option price per share). No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of December 7, 2007 are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time on or after December 7, 2007 subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced so that, upon conversion the Holder shall be entitled to receive the amount of Common Stock the Holder would have received if the Holder had held the number of shares of Common Stock acquirable upon conversion of the Conversion Amount set forth in the Conversion Notice (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the Record Date for such subdivision. If the Company at any time on or after December 7, 2007 combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased so that, upon conversion the Holder shall be entitled to receive the amount of Common Stock the Holder would have received if the Holder had held the number of shares of Common Stock acquirable upon conversion of the Conversion Amount set forth in the Conversion Notice (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the Record Date for such combination.

(b)           Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading  Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(c)           Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)           Other Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the

Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5.

6.           RIGHTS UPON.ISSUANCE OF OTHER SECURITIES

(a)           Adjustments For Dividends, Distributions And Reclassifications. In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor:

(i)           other or additional stock, other securities, or property (including cash) by way of dividend; or

(ii)           other or additional (or less) stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring;

other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections 6(b) or 6(c) hereof) (“Dividend”), then and in each such case each Holder, shall be entitled to receive upon conversion the amount of stock and other securities and property which such Holder would have received if the Holder had held the number of shares of Common Stock acquirable upon conversion of the Conversion Amount set forth in the Conversion Notice (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Dividend or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Dividend had been exercised prior to the issuance of such Dividend, giving effect to all further adjustments called for during such period by Sections 6(b) and 6(c) hereof.

(b)           Adjustments For Issuance Of Common Stock And Amount Of Outstanding Common Stock.  If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision of the Common Stock (“Stock Event”), then the number of shares of Common Stock to be received by the Holder upon conversion of this Note shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully-diluted basis) after such Stock Event as if the Holder had held the number of shares of Common Stock acquirable upon conversion of the Conversion Amount set forth in the Conversion Notice (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for such Stock Event or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined with regard to such Stock Event as if the conversion had been exercised prior to the occurrence of the Stock Event, giving effect to all further adjustments called for during such period by Sections 6(a), and 6(c), hereof.

(c)           Reorganization, Reclassification or Recapitalization.  In case at any time or from time to time, the Company shall (i) effect a capital reorganization, reclassification or recapitalization, (ii) consolidate with or merge into any other person, or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the Holders, upon conversion of this Note at any time after the consummation of such reorganization, recapitalization, consolidation, merger, or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock or Other Securities (as defined below) issuable on such exercise prior to such consummation or effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such reorganization, recapitalization, consolidation, merger or dissolution, as the case may be, as if the Holder had fully held the number of shares of Common Stock acquirable upon conversion of the Conversion Amount set forth in the Conversion Notice (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the reorganization, recapitalization, consolidation, merger or dissolution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such event, all subject to further adjustment thereafter as provided in Sections 6(a) and 6(b) hereof.

(i)           Transfer to Holders Upon Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder after the effective date of such dissolution pursuant to this Section 6(c) to the Holder.

(ii)           Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6(c), the Note shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the conversion of the Note after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of the Note.

(d)           Other Securities.

(i)           “Other Securities” refers to any stock (other than Common Stock) Options, Convertible Securities or rights to purchase stock, warrants, securities or other property and other securities of the Company or any other entity (corporate or otherwise) (i) which the Holders at any time shall be entitled to receive, or shall have received, on the conversion of the Note, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 6(a), or 6(c) hereof.

(ii)           In case any Other Securities shall have been issued, or shall then be subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other entity referred to in Section 6(c) hereof) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the Holder shall be entitled to receive upon conversion of the Note such amount of Other Securities (in lieu of or in addition to Common Stock) as is determined in accordance with the terms hereof, treating all references to Common Stock herein as references to Other Securities to the extent applicable, and the computations, adjustments and readjustments provided for in Section 6 with respect to the number of shares of Common Stock issuable upon conversion of this Note shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the conversion of this Note, so as to provide the Holder with the benefits intended by Section 6 and the other provisions of this Note as if the Holder had held the number of shares of Common Stock acquirable upon conversion of the Conversion Amount set forth in a Conversion Notice (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of Other Securities or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of Other Securities had the conversion been exercised prior to the issuance of such Other Securities, giving effect to all further adjustments called for during such period by Sections 6(a), 6(b) and 6(c) above.

7.           RIGHTS UPON FUNDAMENTAL TRANSACTION

(a)           Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 7(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Registered Notes in exchange for such Registered Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Registered Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Registered Notes held by such Holder, having similar conversion rights as the Registered Notes and having similar ranking to the Registered Notes, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the

Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Notes prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.  Notwithstanding anything else provided in this Note, the Required Holders shall have the right to cause the Company to redeem the Registered Notes upon the occurrence of a Fundamental Transaction through payment of in immediately available funds of all Principal, Interest and other amounts provided hereunder as of the effective date of the Fundamental Transaction.

8.           COMPANY RIGHT OF REDEMPTION.

(a)           General. After February 4, 2009, the Company, at its option shall have the right to redeem, with five (5) Trading Days’ advance written notice (the “Company Redemption Notice”), a portion or all of the outstanding principal of this Note. The Holder may convert after the Company Redemption Notice is received and until the Company Redemption Price is received by the Holder.  Except as otherwise provided herein, up to and including February 4, 2011, the redemption price shall be One Hundred percent (100%) of the face amount redeemed plus accrued and unpaid interest (the “Company Redemption Price”).

(b)           Mechanics of Company Redemption. If the Company elects to redeem this Note in accordance with Section 8(a), then the Company Redemption Price, if any, which is to be paid to the Holder, shall be paid, by wire transfer of immediately available funds, an amount in cash equal to 100% of the Company Redemption Price.

(c)           Notwithstanding the provisions of Sections 8(a) or 8(b), at any time following the sale by the Company of all of the stock or substantially all of the assets of ADCO Surgical Supply, Inc., ADCO South Medical Supplies, Inc. and/or the building known as 1292 Hammond Street, Bangor, Maine, the Company shall, if requested in writing by the Required Holders, use the funds received by the Company from such sale net of closing costs, including the payoff of the existing Indebtedness which is secured by such property and reasonable professional fees, to redeem the Registered Notes plus accrued interest (the “Financing Redemption”).  The Company shall provide the Holders at least ten (10) Trading Days prior notice (the “Financing Redemption Notice”) which Financing Redemption Notice shall indicate the date on which the Company is prepared to redeem the Note, which date shall not be more than fifteen (15) nor less than ten (10) Trading Days after the date of the Financing Redemption Notice.  The Holders shall provide the Company a written notice to be received by the Company on or before the seventh (7th) Trading Day following their receipt of the Financing Redemption Notice, indicating their election to receive or forego any or all of the Financing Redemption (the “Redemption Participation Notice”). The Redemption Participation Notice shall set forth the amount of the Note the Holder wishes to be redeemed as part of the Financing Redemption (the “Financing Redemption Price”).  Any redemption by the Company pursuant to this Section 8(c) shall be redeemed by the Company at a price equal to the Company Redemption Price. Redemptions required by this Section 8(c) shall be made subject to and in accordance with the provisions of Section 11.

9.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all reasonable action as maybe required to protect the rights of the Holder of this Note.

10.           RESERVATION OF AUTHORIZED SHARES.

(a)           Reservation. The Company initially shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for Registered Notes equal to 150% of the Conversion Rate with respect to the all of the Registered Notes outstanding as of the Issuance Date. So long as any of the Registered Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Registered Notes, 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Registered Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved in the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).

(b)           Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Registered Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Registered Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy or information statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

11.           HOLDER’S REDEMPTIONS. The Company shall deliver the (i) applicable Event of Default Redemption Price to the Holder within five (5) Trading  Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice and (ii) the applicable Financing Redemption Price on the date set forth in the Redemption Notice.  In the event that the Company does not pay the applicable Event of Default Redemption Price or Financing Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Event of

Default Redemption Price or Financing Redemption Price, as the case may be, (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Event of Default Redemption Notice or Redemption Participation Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 16(d)) to the Holder representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Event of Default Redemption Notice or Redemption Participation Notice is voided and (B) the lowest Closing Sale Price during the period beginning on and including the date on which the applicable Event of Default Redemption Notice or Redemption Participation Notice is delivered to the Company and ending on and including the date on which the applicable Event of Default Redemption Notice or Redemption Participation Notice is voided. The Holder’s delivery of a notice voiding a Event of Default Redemption Notice or Redemption Participation Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

12.           RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until all of the Registered Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on. its Common Stock without the prior express written consent of the Required Holders, but if any such cash dividend or distribution is made, then and in each case, the Holder shall be entitled to receive the amount of cash dividend or distribution as determined by the provisions of Section 6 hereof.

13.           VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to Chapter 607 of the Florida Statutes, and as expressly provided in this Note.

14.           COVENANTS.

(a)           Rank. All payments due under this Note shall be senior to or rank pari passu with all other Indebtedness of the Company and its subsidiaries, exclusive of the Indebtedness owed by D.A.W. to McKesson Corp. or any refinancing thereof.

(b)           Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and (ii) Permitted Indebtedness.

(c)           Existence of Liens. So long as this Note is outstanding, the Company shall not, and. the Company shall not permit any of its subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d)           Restricted Payments. The Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

15.           VOTE TO ISSUE, OR CHANGE THE TERMS OF NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note.  Any amendment effected in accordance with this paragraph shall be binding upon each Holder, each future holder, and the Company.

16.           REISSUANCE OF THIS NOTE.

(a)           Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will issue promptly and deliver upon the order of the Holder a new Note (in accordance with Section 16(d)), in the name of the validly registered assigns or transferee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 16(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 16(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)           Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal.

(c)           Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 16(d) and in principal amounts of at least $20,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)           Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding .(or in the case of a new Note being issued pursuant to Section 16(a) or Section 16(c), the

Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(e)           Registered Instrument. This Note is a registered instrument and is not a bearer instrument. The Note is registered as to both Principal and Interest with the Company and its transfer agent and all payments hereunder shall be made to the named Holder or, in the event of a transfer, to the transferee identified in the record of ownership of the Note maintained by the Company. Transfer of this Note may not be effected except in accordance with the provisions of the Note and the First Amended Agreement.

(f)           Notation of Payments and Conversions. Concurrently with the receipt of any payment on account of the principal balance of or interest on this Note, and concurrently with the conversion of any portion hereof, the Holder shall note the date and amount of such payment or the amount so converted on Exhibit II to this Note and promptly deliver a copy of Exhibit II containing such notation to the Company. Any transferee of this Note shall take this Note subject to confirmation with the Company of the accuracy of Exhibit II, which confirmation shall be provided by the Company reasonably and promptly.

17.           REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

18.           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

19.           CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of this Note.

20.           FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

21.           DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Sale Price, or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) business day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Trading  Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Trading  Day submit via facsimile (a) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld or delayed) or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Trading  Days from the time it receives the disputed determination or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

22.           NOTICES; PAYMENTS.

(a)           Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 7.5 of the First Amended Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)           Payments. Except as otherwise set forth in this Note, whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth on the Schedule of Buyers attached to the First Amended Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Trading  Day, the same shall instead be due on the next succeeding day which is a Trading  Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

23.           CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been converted or paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

24.           WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the First Amended Agreement.

25.           GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice of law. or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any. jurisdictions other than the Commonwealth of Massachusetts. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the Business Litigation Session of the Superior Court for the Commonwealth of Massachusetts, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company and the Holder hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may .prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

26.           WAIVERS.  The observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder (or their successors or assigns).  Any waiver effected in accordance with this paragraph shall be binding upon each Holder, each future holder, and the Company

27.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Shareholder, as follows:

(a)           Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing in the State of Florida.  The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.  The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  The Company has delivered to the Holder, correct and complete copies of the charter and bylaws of the Company (as amended to date).  The Company is not in default under or in violation of any provision of its charter or bylaws.

(b)           Authorization. The Company has the full power and authority to execute, deliver, and issue this Note and perform its obligations under this Note.  The execution, delivery, and issuance of this Note by the Company, and the performance of the Company's obligations under this Note have been duly authorized and constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect affecting creditors’ rights generally and by legal and equitable limitations on the availability of specific remedies.  The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, stock exchange or any other person in order to consummate the transactions contemplated hereby, other than as set forth on Schedule 27(b) hereto.

(c)           Litigation.  No suit, action or other proceeding, or injunction or judgment or other order is pending or, to the Company’s knowledge, threatened before any court or governmental or regulatory official or agency or arbitrator, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Note or the consummation of the transactions contemplated hereby.

(d)           Non Contravention.  Neither the execution, delivery, nor issuance of this Note, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, stock exchange or court to which the Company is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, articles of incorporation, by-laws or other arrangements to which the Company is a party or by which it is bound or to which any of its assets is subject.

(e)           Valid Issuance; Absence of Restrictions.  The issuance, sale and delivery of the Common Stock upon conversion of this Note have been duly authorized by all necessary corporate action on the part of the Company, and such shares of Common Stock have been duly reserved for issuance.  The shares of Common Stock issuable upon conversion of this Note, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable, free of any preemptive rights under applicable law or the Company’s articles of incorporation or similar rights pursuant to any agreement to which the Company is a party.

28.           CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)           “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(b)           “Bloomberg” means Bloomberg Financial Markets.

(c)           “Calendar Month” means the period beginning on and including the first of each calendar month and ending on and including the last day of such calendar month.

(d)           “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price for such security on. the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is available for any day, the last closing bid price or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for. any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(e)           “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(f)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(g)           “Eligible Market” means, The New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market (the three prior markets, collectively the “Nasdaq Stock Market”), or the American Stock Exchange.

(h)           “Excluded Securities” means any Common Stock issued or issuable: (i) upon exercise or conversion of any Options or Convertible Securities (as the case may be) issued after the date hereof pursuant to any Approved Stock Plan, up to a maximum of ten percent (10%) of the outstanding Common Stock; (ii) upon conversion of, or in exchange for, the Registered Notes or Series 2 of the Class B Preferred Stock of the Company issued to the holders of the Registered Notes on the date hereof; (iii) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (iv) securities issued in connection with corporate partnering transactions off terms approved by the Board of Directors of the Company and the primary purpose of which is not to raise equity capital; (v) upon exercise or conversion of any Options or Convertible Securities (as the case may be) which are outstanding on the day immediately preceding December 7, 2007 provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after December 7, 2007; and (vi) upon exercise of any Options granted to Mark Dumouchel, David Dumouchel, Wayne Gunter, Donato Mazzola and Michael Curry pursuant to employment agreements dated as of February 4, 2008 by and among each of the aforementioned individuals, D.A.W. and the Company.

(i)           “Fundamental Transaction” means that the Company shall, directly or. indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company  or its subsidiaries to another Person, (iii) allow another Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock or more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more 50% of the outstanding shares of Common Stock or more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or. party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% of the outstanding shares of Common Stock or 50% of the outstanding Voting Stock of the Company; provided that this definition of “Fundamental Transaction” shall in no way be interpreted to include any transaction contemplated by the First Amended Agreement.

(j)           “GAAP” means United States generally accepted accounting principles, consistently applied.

(k)           “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, “surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (viii) all obligations issued, undertaken or assumed as part of any financing facility with respect to accounts receivables of the Company and its subsidiaries, including, without limitation, any factoring arrangement of such accounts receivables and (ix) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

(l)           “Interest Rate” means eight percent (8%) per annum.

(m)           “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(n)           “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(o)           “Permitted Indebtedness” means (A) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing (which approval shall not be unreasonably delayed), and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of the Interest Rate hereunder, (B) Indebtedness secured by Permitted Liens, (C) Indebtedness to trade creditors incurred in the ordinary course of business, (D) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its subsidiary, as the case may be, (E) Indebtedness outstanding on the Issuance Date and as disclosed in Schedule 28(o) hereto, and (F) Indebtedness of the Company or any subsidiary thereof, in addition to that described in clauses (A) through (E) of this definition, that is not material to the Company and in an aggregate principal amount outstanding at any time not to exceed $100,000.

(p)           “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company’s obligations under the Registered Notes, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ii); (x) Liens with respect to Indebtedness not individually in excess of $25,000 or in the aggregate in excess of $100,000, which individually and in aggregate are not material to the Company, and (xi) Liens existing as of this date and disclosed on Schedule 28(p) hereto.

(q)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(r)           “Principal Market” means the Nasdaq Stock Market.

(s)           “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Company Redemption Notice, and, each of the foregoing, individually, a Redemption Notice.

(t)           “Redemption Premium” means 125%.

(u)           “Redemption Prices” means, collectively, the Event .of Default Redemption Price, and the Company Redemption Price, and each of the foregoing, individually, a Redemption Price.

(v)           “Required Holders” means the holders of Registered Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(w)           “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(x)           “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

(y)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

NYER MEDICAL GROUP, INC.
By: /s/Karen Wright
Name: Karen Wright
Title: Vice President of Finance and Treasurer

EXHIBIT I
(To be Executed by Holder in order to Convert Note)

CONVERSION NOTICE
FOR NYER MEDICAL GROUP, INC.
CONVERTIBLE NOTE DUE FEBRUARY 4, 2011

The undersigned, as Holder of the Convertible Note Due February 4, 2011 of Nyer Medical Group, Inc. (the “Company”), in the outstanding principal amount of U.S. $__________ (the “Note”), hereby elects to convert that portion of the outstanding principal amount of the Note shown on the next page into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company according to the conditions of the Note, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Conversion Information:

NAME OF HOLDER:_____________

By:_________________________
Print Name:
Print Title:
Print Address of Holder:

___________________________

Issue Common Stock to:

___________________________
at:_________________________
___________________________

Electronically transmit and credit Common Stock to:

___________________________
at:_________________________
___________________________

Date of Conversion:_________________________
Applicable Conversion Rate $__________ per share of Common Stock

THE COMPUTATION OF THE NUMBER OF COMMON SHARES TO
BE RECEIVED IS SET FORTH ON THE ATTACHED PAGE

Page 2 to Conversion Notice for:

(Name of Holder)

COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

A. Outstanding Principal Amount converted:		$
B. Accrued, unpaid interest on Outstanding Principal Amount converted:		$

Total dollar amount converted (total of A + B)		$
Conversion Price		$

Total dollar amount converted	=	$
Conversion Price		$
Number of shares of Common Stock	=

If the conversion is not being settled by DTC, please issue and deliver certificate(s) for shares of Common Stock in the following amount(s):

Please issue and deliver new Note(s) in the following amounts to:

EXHIBIT II

SCHEDULE OF PAYMENTS AND CONVERSIONS
FOR NYER MEDICAL GROUP, INC.
CONVERTIBLE NOTE DUE FEBRUARY 4, 2011

Date	Interest Payment	Principal Payment	Conversion Amount	Holder Initials	Company Initials

Schedule 27(b)

Authorization

1.	A consent will be required with respect to the Commercial Guaranty dated October 6, 2004, by Nyer Medical Group, Inc. in favor of KeyBank NA.

2.	The transactions contemplated by this agreement require filings, approvals and notices with respect to the U.S. Securities and Exchange Commission and the Nasdaq Stock Market LLC.

3.	Consent of Nyer’s shareholders will be required.

Schedule 28(o)

Indebtedness outstanding on the Issuance Date

1.	Commercial Guaranty, dated October 6, 2004, by Nyer Medical Group, Inc. in favor of KeyBank, NA.
2.
Agreement, dated October 6, 2004, between KeyBank, NA and ADCO Surgical Supply, Inc. – Promissory Note, which respect to a line of credit up to the amount of $300,000 (the “KeyBank Note”) (Also see, Letter, dated November 30, 2007, by KeyBank, NA to ADCO Surgical Supply, Inc. with respect to forbearance. involving the financial arrangements with respect to the KeyBank Note).

3.	$400,000 note, dated the date hereof, issued by the Company to member(s) of the Nyer Family in connection with the transactions contemplated by this note.
4.	$350,000 note, dated the date hereof, issued by the Company to Nyle International in connection with the transactions contemplated by this note.
5.	$1,750,000 note, dated the date hereof, issued by the Company to D.A.W., Inc.
6.	Anton Investments, Inc. and Conway Associates, Inc. have the following liabilities: accounts payable of $251,957 and accrued expenses and other liabilities of $46,671 for a total of $298,628.
7.
Indebtedness of DAW and FMT: McKesson Corporation is a secured creditor of DAW. It is understood by the parties hereto that the information hereon with respect to DAW and FMT (if any) has been provided by such entities, and that Nyer shall not be liable in any way for such information under this or any related agreement.

Schedule 28(p)

Liens

1.	Agreement, dated October 6, 2004, between KeyBank NA and ADCO Surgical Supply, Inc. – Mortgage, with respect to the property located at 1292 Hammond Street, Bangor, Maine.
2.
McKesson Corporation is a secured creditor of DAW. It is understood by the parties hereto that the information hereon with respect to DAW and FMT (if any) has been provided by such entities, and that Nyer shall not be liable in any way for such information under this or any related agreement.

Schedule to Exhibit 10.35

The following individuals have executed Convertible Promissory Notes with the Company which are substantially identical in all material respects to the representative Convertible Promissory Note filed herewith and are dated as of the respective dates listed below.  The other Convertible Promissory Notes are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K.

Name of Signatory	Original Principal Amount of Note	Date
David Dumouchel	$300,000.00	February 4, 2008
Wayne Gunter	$300,000.00	February 4, 2008
Donato Mazzola	$300,000.00	February 4, 2008
Mark Dumouchel	$300,000.00	February 4, 2008